Exhibit 25(2)(s) under Form N-2

Calculation of Filing Fee Tables

Form N-2

(Form Type)

FEDERATED HERMES PROJECT AND TRADE FINANCE TENDER FUND

(Exact Name of Registrant as Specified in its Declaration of Trust)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares of beneficial interest	457(o)	25,000,000	$9.99(1)	$249,750,000	$147.60 per $1,000,000	$36,864
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common shares of beneficial interest	415(a)(6)	20,450,310		$203,889,590.70(2)			N-2	333-272108	May 19, 2023	$22,468.63
Total Offering Amounts						$453,639,590.70		$36,864
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due								$36,864

(1) Shares are offered at net asset value, which will vary. The proposed maximum offering price per unit is calculated based on the net asset value per share of Registrant’s shares as of November 6, 2023.

(2) Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes $203,889,590.70 in aggregate principal offering price of unsold common shares of beneficial interest (the “Unsold Shares”) that were previously registered for sale under the Registrant’s Registration Statement on Form N-2 (File No. 333-272108) effective on May 19, 2023 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $22,378.49 relating to the Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Shares will continue to be applied to such Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.